Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of debt securities, contingent convertible securities and ordinary shares (and rights thereto) that may be offered and sold by Barclays, as well as, if appropriate, American Depositary Shares representing all or a portion of such ordinary shares (collectively, “Securities”). Such Securities are or will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or Company Secretary, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments to Registration Statement No. 333-173886 and other Registration Statements) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date:	By:
Sir David Walker
Group Chairman

Date: September 6, 2013	By:	/s/ Antony Jenkins
Antony Jenkins
Chief Executive (Principal Executive Officer) and Executive Director

Date: September 2, 2013	By:	/s/ Peter Estlin
Peter Estlin
Group Financial Controller and Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date:	By:
David Booth
Non-Executive Director

Date: August 30, 2013	By:	/s/ Tim Breedon CBE
Tim Breedon CBE
Non-Executive Director

Date: September 6, 2013	By:	/s/ Fulvio Conti
Fulvio Conti
Non-Executive Director

Date: August 30, 2013	By:	/s/ Simon Fraser
Simon Fraser
Non-Executive Director

Date: September 6, 2013	By:	/s/ Reuben Jeffery III
Reuben Jeffery III
Non-Executive Director

Date: September 6, 2013	By:	/s/ Dambisa Moyo
Dambisa Moyo
Non-Executive Director

Date: August 29, 2013	By:	/s/ Sir Michael Rake
Sir Michael Rake
Non-Executive Director

Date: September 6, 2013	By:	/s/ Diane de Saint Victor
Diane de Saint Victor
Non-Executive Director

Date: August 29, 2013	By:	/s/ Sir John Sunderland
Sir John Sunderland
Non-Executive Director

Date: September 3, 2013	By:	/s/ Frits van Paasschen
Frits van Paasschen
Non-Executive Director